WASHINGTON, PITTMAN & McKEEVER, LLC
CERTIFIED PUBLIC ACCOUNTANTS AND
MANAGEMENT CONSULTANTS
819 South Wabash Avenue	Ph.(312)786-0330
Suite 600	Fax (312) 786-0323
Chicago, Illinois 60605-2184	www.wpmck.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We consent to the use of our report dated May 12, 2008 with respect to the financial statements of AAA Industries, Inc. and Subsidiaries included in the AZZ, Incorporated current report on Form 8-K/A dated June 12, 2008.

/s/ Washington, Pittman & McKeever, LLC
WASHINGTON, PITTMAN & McKEEVER, LLC

Chicago, Illinois
June 6, 2008

WASHINGTON, PITTMAN & McKEEVER, LLC
CERTIFIED PUBLIC ACCOUNTANTS AND
MANAGEMENT CONSULTANTS
819 South Wabash Avenue	Ph.(312)786-0330
Suite 600	Fax (312) 786-0323
Chicago, Illinois 60605-2184	www.wpmck.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We consent to the use of our report dated April 10, 2007 with respect to the financial statements of AAA Industries, Inc. and Subsidiaries included in the AZZ, Incorporated current report on Form 8-K/A dated June 12, 2008.

/s/ Washington, Pittman & McKeever, LLC
WASHINGTON, PITTMAN & McKEEVER, LLC

Chicago, Illinois
June 6, 2008